Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-4

ADC Therapeutics SA

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.10 per share	(1)	457(a)	246,982,974	$1.61	$397,642,588.14	0.000087	$34,594.91

Total Offering Amounts:							$397,642,588.14		34,594.91
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$34,594.91

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Offering Note(s)

(1)	Following the effectiveness of this registration statement, ADC Therapeutics SA intends, subject to the approval of ADC Therapeutics SA’s shareholders and satisfaction of all other conditions to the Redomiciliation Transaction described in the proxy statement/prospectus included in this registration statement, to become a corporation incorporated under the laws of the State of Delaware under the name ADC Therapeutics, Inc. All securities being registered will be issued by ADC Therapeutics Inc. following the Redomiciliation Transaction.

The number of shares of common stock being registered represents the sum of (i) the number of outstanding common shares of ADC Therapeutics SA as of the date of the filing of this registration statement, (ii) the number of common shares of ADC Therapeutics SA issuable upon the exercise of outstanding warrants to purchase such common shares, (iii) the number of common shares of ADC Therapeutics SA issuable upon the exercise of outstanding options to purchase common shares and (iv) the number of common shares of ADC Therapeutics SA issuable upon the vesting of outstanding restricted share units. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.61, which is the average of the high and low prices of common shares of ADC Therapeutics SA on The New York Stock Exchange on October 28, 2026 (such date being within five business days of the date that this registration statement was filed).